UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under § 240.14a-12

WALGREENS BOOTS ALLIANCE, INC.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

This Schedule 14A relates solely to preliminary communications made prior to furnishing security holders of Walgreens Boots Alliance, Inc. (the “Company”) with a definitive proxy statement and a transaction statement on Schedule 13E-3 related to a proposed transaction with Blazing Star Parent, LLC, a Delaware limited liability company (“Parent”), and Blazing Star Merger Sub, Inc., a Delaware corporation (“Merger Sub”), upon the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated as of March 6, 2025, by and among the Company, Parent and Merger Sub.

This Schedule 14A consists of additional slides intended to supplement the Investor Presentation previously provided on March 6, 2025.

Supplemental Slides to the Investor Presentation

Divested Asset Proceed Right –Delivering Additional Potential Value to WBA Shareholders March 11, 2025 © 2025 Walgreens Boots Alliance, Inc. All rights reserved. Walgreens Boots Alliance

Safe Harbor and Non-GAAP

Additional Information and Where to Find It

In connection with the proposed transaction between Walgreens Boots Alliance, Inc. (the "Company") and affiliates of Sycamore Partners Management, L.P. ("Sycamore Partners"), the Company will file with the Securities and Exchange Commission (the "SEC") a definitive proxy statement on Schedule 14A relating to its special meeting of stockholders, which will be mailed to the Company's stockholders, and the Company and certain affiliates of the Company will jointly file a transaction statement on Schedule 13E-3. The Company may file or furnish other documents with the SEC regarding the proposed transaction. INVESTORS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT, THE SCHEDULE 13E-3 AND ANY OTHER RELEVANT DOCUMENTS FILED BY THE COMPANY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, SYCAMORE PARTNERS AND THE PROPOSED TRANSACTION.

Stockholders may obtain free copies of the proxy statement and the Schedule 13E-3 (when available) and other documents the Company files with the SEC from the SEC's website at www.sec.gov or through the Investors portion of the Company's website at investor.walgreensbootsalliance.com under the link "Financials and Filings" and then under the link "SEC Filings" or by contacting the Company's Investor Relations team by e-mail at Investor.Relations@wba.com.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company's stockholders in connection with the proposed transaction. Information regarding the Company's directors and executive officers is contained in the Company's proxy statement for its 2025 annual meeting of stockholders filed with the SEC on December 13, 2024 (https://www.sec.gov/ix?doc=/Archives/edgar/data/1618921/000155837024016214/tmb-20250130xdef14a.htm) under the sections entitled "Corporate governance," "Security ownership of certain beneficial owners and management" and "Executive compensation." To the extent that holdings of the Company's securities have changed since the amounts set forth in the Company's proxy statement for its 2025 annual meeting of stockholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Other information regarding the participants in the proxy solicitation and a description of their interests will be contained in the proxy statement and other relevant materials to be filed with the SEC relating to the proposed transaction. These documents can be obtained (when available) free of charge from the sources indicated above.

Forward-Looking Statements

This communication contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, such as statements regarding our expectations, intentions or strategies regarding the future. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "accelerate," "aim," "ambition," "anticipate," "approximate," "aspire," "assume," "believe," "can," "continue," "could," "create," "enable," "estimate," "expect," "extend," "forecast," "future," "goal," "guidance," "intend," "long-term," "may," "model," "ongoing," "opportunity," "outlook," "plan," "position," "possible," "potential," "predict," "preliminary," "project," "seek," "should," "strive," "target," "transform," "trend," "vision," "will," "would," and variations of these terms or other similar expressions, although not all forward-looking statements contain these words. Such statements include, but are not limited to, statements regarding the proposed transaction, our ability to consummate the proposed transaction on the expected timeline or at all, the anticipated benefits of the proposed transaction, and the terms, the impact of the proposed transaction on our future business, results of operations and financial condition and the scope of the expected financing in connection with the proposed transaction. Forward-looking statements are based on current estimates, assumptions and beliefs and are subject to known and unknown risks and uncertainties, many of which are beyond our control, that may cause actual results to vary materially from those indicated by such forward-looking statements. Such risks and uncertainties include, but are not limited to: (i) the risk that the proposed transaction may not be completed in a timely manner or at all; (ii) the ability of affiliates of Sycamore Partners to obtain the necessary financing arrangements set forth in the commitment letters received in connection with the proposed transaction; (iii) the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the receipt of certain regulatory approvals and stockholder approval; (iv) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the transaction agreements, including in circumstances requiring the Company to pay a termination fee; (v) the effect of the announcement or pendency of the proposed transaction on the Company's business relationships, operating results and business generally; (vi) the risk that the proposed transaction disrupts the Company's current plans and operations; (vii) the Company's ability to retain and hire key personnel and maintain relationships with key business partners and customers, and others with whom it does business; (viii) risks related to diverting management's attention from the Company's ongoing business operations; (ix) significant or unexpected costs, charges or expenses resulting from the proposed transaction; (x) potential litigation relating to the proposed transaction that could be instituted against the parties to the transaction agreements or their respective directors, managers or officers, including the effects of any outcomes related thereto; (xi) uncertainties related to the continued availability of capital and financing and rating agency actions; (xii) certain restrictions during the pendency of the proposed transaction that may impact the Company's ability to pursue certain business opportunities or strategic transactions; (xiii) uncertainty as to timing of completion of the proposed transaction; (xiv) the risk that the holders of Divested Asset Proceed Rights will receive less-than-anticipated payments or no payments with respect to the Divested Asset Proceed Rights after the closing of the proposed transaction and that such rights will expire valueless; (xv) the impact of adverse general and industry-specific economic and market conditions; and (xvi) other risks described in the Company's filings with the SEC. Forward looking statements included herein are made only as of the date hereof and the Company does not undertake any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as required by law. All forward-looking statements in this communication are qualified in their entirety by this cautionary statement.

Non-GAAP Financial Measures

This communication includes certain non-GAAP financial measures, including EBITDA and Adjusted EBITDA. Constant currency amounts are calculated by translating current period results at the foreign currency exchange rates used in the comparable period in the prior year. The Company presents such constant currency financial information because it has significant operations outside of the U.S. reporting in currencies other than the U.S. dollar and such presentation provides a framework to assess how its business performed excluding the impact of foreign currency exchange rate fluctuations.

Please see the Appendix for reconciliations to the most directly comparable U.S. GAAP financial measures and related information. The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred, are out of the Company's control or cannot be reasonably predicted, and that would impact the most directly comparable forward-looking GAAP financial measure. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Non-GAAP financial measures may vary materially from the corresponding GAAP financial measures and may not be comparable to similarly titled measures reported by other companies. These supplemental non-GAAP financial measures should not be considered superior to, as a substitute for or as an alternative to, our results determined in accordance with GAAP.

© 2025 Walgreens Boots Alliance, Inc. All rights reserved.

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Paying DAP Right Holders DAP Considerations: Flow of Funds: • At close, all WBA shareholders are entitled • WBA is currently the sole senior creditor of to one (1) DAP Right per share VillageMDand is entitled to repayment ahead of any other debt or equity holders • DAP Right holders are entitled to receive 70% of net proceeds received by WBA from • As VillageMDassets are monetized, net VillageMD, up to a limit of $3.00 per share, proceeds are used to repay debt owed to or approximately $2.7 billion WBA • VillageMDdebt owed to WBA is $3.4 billion • WBA uses 70% of net proceeds received as of February 28, 2025, with PIK interest of from VillageMD monetization transactions 19% per year to pay DAP Right holders pursuant to the DAP Rights Agreement Note: Proceeds are net of any expenses, applicable taxes, and potential funding required to operate VillageMD © 2025 Walgreens Boots Alliance, Inc. All rights reserved. 3 Walgreens Boots Alliance

Potential Scenarios For Additional Value Creation

Examples are based on existing debt[1] outstanding at VillageMD under current terms and assume 889.9 million fully diluted shares / DAP Rights

Potential Scenario 1

- Divested Assets monetized with net proceeds of **$2.0B**
- **$1.4B ($1.57 per share) goes to DAP Right holders**
- $0.6B remains with privately-owned WBA affiliate(s)

Potential Scenario 2

- Divested Assets monetized with net proceeds of **$3.8B**
- **$2.7B ($3.00 per share) goes to DAP Right holders**
- $1.1B remains with privately-owned WBA affiliate(s)

Potential Scenario 3

- Divested Assets monetized with net proceeds of **$4.0B**
- **$2.7B ($3.00 per share) goes to DAP Right holders, capped at $2.7B**
- $1.3B[2] remains with privately-owned WBA affiliate(s)

Note: Proceeds are net of any expenses, applicable taxes, and potential funding required to operate VillageMD
1. VillageMD debt to WBA is expected to be ~$3.8 billion by the end of 2025
2. Represents 30% of first $3.8B in net proceeds plus ~$200 million

© 2025 Walgreens Boots Alliance, Inc. All rights reserved.

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